SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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IPC HOLDINGS, LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

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NOTICE OF 2006 ANNUAL GENERAL MEETING TO BE HELD ON JUNE 16, 2006
PROXY STATEMENT
ELECTION OF DIRECTORS
APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION TO SET THEIR COMPENSATION
REVISED PLAN OF REMUNERATION FOR BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
BENEFICIAL OWNERSHIP OF COMMON SHARES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Option Grants in 2005
Aggregated Option Exercises in Last Fiscal Year and Option Values at December 31, 2005
Bryce Pension Plan Table
Cozens Pension Plan Table
TOTAL RETURN PERFORMANCE
SHAREHOLDER COMMUNICATION
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL GENERAL MEETING
SOLICITATION OF PROXIES
OTHER MATTERS
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
ANNUAL GENERAL MEETING PROXY CARD
PROXY — IPC HOLDINGS, LTD.

(IPC LOGO)

29 Richmond Road
Pembroke HM 08, Bermuda

NOTICE OF 2006 ANNUAL GENERAL MEETING
TO BE HELD ON JUNE 16, 2006

May 1, 2006

To Our Shareholders:

The 2006 Annual General Meeting of IPC Holdings, Ltd. (the “Company”) will be held at 9:30 a.m., local time, on Friday, June 16, 2006 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, for the following purposes:

•	To elect seven Directors to hold office until the Company’s next Annual General Meeting or until their successors are elected or appointed or their offices are otherwise vacated;

•	To act on a proposal to appoint KPMG as the Company’s independent auditors to serve until the Company’s next Annual General Meeting and to authorize the Audit Committee of the Company to set the compensation of such independent auditors;

•	To consider, and if thought fit approve, a resolution to approve a revised Plan of Remuneration for the Board of Directors of the Company;

•	To receive the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2005; and

•	To transact such other further business, if any, as lawfully may be brought before the meeting.

Only shareholders of record, as shown by the register of members or the branch register of the Company, at the close of business on March 31, 2006 are entitled to notice of, and to vote at, the Annual General Meeting.

Please sign, date and return the enclosed proxy in the return envelope furnished for that purpose, as promptly as possible, whether or not you plan to attend the meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement. For further information concerning the individuals nominated as Directors, use of the proxy and other related matters, you are urged to read the Proxy Statement on the following pages.

By Order of the Board of Directors,

Malcolm Furbert
Secretary

IPC HOLDINGS, LTD.
29 Richmond Road
Pembroke HM 08, Bermuda

PROXY STATEMENT

The Board of Directors (the “Board”) of IPC Holdings, Ltd. (the “Company”) is soliciting the enclosed proxy to be voted at the 2006 Annual General Meeting of the Company’s shareholders (the “Annual General Meeting”) to be held at 9:30 a.m., local time, on Friday, June 16, 2006 at 29 Richmond Road, Pembroke HM 08, Bermuda, and at any adjournments thereof. When the enclosed proxy card is properly executed and returned, the common shares, par value $0.01 per share, of the Company (the “Common Shares”) it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed proxy card are first being mailed to shareholders on or about May 1, 2006. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 accompanies this Proxy Statement.

All amounts set forth in this Proxy Statement are in United States dollars.

How to Revoke a Proxy

Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Shareholders Entitled to Vote

Holders of record of the Common Shares, as shown on the register of members or branch register of members of the Company, at the close of business on March 31, 2006 will be entitled to vote at the Annual General Meeting. As of March 31, 2006, there were issued and outstanding 63,606,290 Common Shares entitled to vote at the Annual General Meeting, with each Common Share entitling the holder of record on such date to one vote on a poll; provided, however, if the number of “Controlled Shares” of any holder would constitute 10% or more of the combined voting power of the issued and outstanding Common Shares (such holder, a “10% Shareholder”), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company’s Bye-Laws (the “Bye-Laws”), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the issued and outstanding Common Shares. “Controlled Shares” of any person refers to all Common Shares owned by such person, whether (i) directly; (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Section 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986 (the “Code”); or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. As of March 31, 2006, there were issued and outstanding 9,000,000 7.25% Series A Mandatory Convertible Preferred Shares (Liquidation Preference $26.25 per share) of the Company (the “Series A Preferred Shares”), which, subject to certain exceptions or as required by Bermuda law, have no voting rights, and which are not entitled to vote at the Annual General Meeting.

As of the date of this Proxy Statement, the Company is aware of only one shareholder, American International Group, Inc. (“AIG”), which possesses Controlled Shares requiring a reduction in its voting power to 9.9%; however, the applicability of such provisions may have the effect of increasing another shareholder’s voting power to over 9.9%, thereby requiring a corresponding reduction in such other shareholder’s voting power.

Our Bye-Laws exclude from the calculation of the 10%-voting power limitation described in the preceding paragraph any Common Shares owned by a bank, broker, dealer or investment adviser which does not have or exercise the power to vote those shares and which has only a passive investment intent as reflected in its ability to file beneficial ownership reports on Schedule 13G under the Exchange Act, thereby permitting certain passive investor intermediaries to increase their share ownership above 10% in specified circumstances without being subject to the voting cutback. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than AIG) with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Company promptly so that the Company may determine whether the voting power of such holder’s Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than AIG) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder.

On April 19, 2006, AIG notified us that it intended to exercise its demand registration rights to register for sale up to all of the 15,397,000 of the Common Shares it owns (24.2% of issued and outstanding shares) in a public offering, subject to market conditions. On April 27, 2006, we filed an automatically effective omnibus shelf registration statement with the U.S. Securities and Exchange Commission (the “SEC”) applicable to any such sales (as well as to primary offerings by the Company). The manner, timing and execution of any sale of AIG’s shares is in AIG’s discretion and subject to market conditions and there is no assurance it will occur.

The Directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the Directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The Directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or inaccurate information. The Directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

Proposals to be Submitted to Shareholder Vote; Voting Requirements and Recommendations

Election of Directors

At the Annual General Meeting, shareholders will be asked to elect the seven Director nominees set forth herein under the caption “Election of Directors” to serve as Directors of the Company until the Company’s next Annual General Meeting or until their successors are elected and qualified (Item A on Proxy Card). The Common Shares vote cumulatively in the election of Directors (resulting in each shareholder, including a shareholder holding Controlled Shares (as defined above), being entitled to the number of votes that equals the number of votes which (except for this provision as to cumulative voting) such shareholder would be entitled to cast for the election of Directors with respect to its Common Shares multiplied by the number of persons standing for election as Director, and all votes entitled to be cast may be cast for one or more of the Directors being elected). Shareholders may (but need not) indicate the distribution of their votes among the nominees in the space provided on the proxy card. Unless otherwise indicated on the proxy card, the proxies will cumulate votes represented by such proxy in their discretion, except to the extent that authority so to cumulate votes is expressly withheld as to any one or more of the nominees.

Seven Directors will be elected by a plurality vote, and an absolute majority of the votes cast is not a prerequisite to election.

Your Board recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the election of each such nominee.

Appointment of KPMG

At the Annual General Meeting, shareholders also will be asked to approve the appointment of KPMG as the Company’s independent auditors until the Company’s next Annual General Meeting and to authorize the Audit Committee of your Board to set the auditors’ compensation (Item B on Proxy Card).

The appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Your Board recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the appointment of KPMG to serve in such capacity.

Amendment of Plan of Remuneration for Board of Directors

At the Annual General Meeting, shareholders also will be asked to consider, and if thought fit approve, a resolution to approve a revised Plan of Remuneration for the Board of Directors (Item C on Proxy Card).

The approval of the revised Plan of Remuneration for the Board of Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Your Board recommends, and if no instructions are provided in an executed proxy it will constitute, a vote FOR the approval of the revised Plan of Remuneration for the Board of Directors.

Quorum; Abstentions and Broker Non-Votes

The quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the issued and outstanding Common Shares (without giving effect to the limitation on voting rights described above) throughout the meeting.

Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of any proposal.

How to Vote Your Common Shares

A vote by a show of hands will be taken in the first instance on all matters (other than the election of Directors) properly brought before the Annual General Meeting, unless a poll is requested in accordance with the Bye-Laws. On a vote by show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote, regardless of the number of shares owned or represented by that person. If a poll is requested, subject to the voting restrictions set out in our Bye-Laws, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each share owned or represented.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your Common Shares are represented by certificates or book entries in your name so that you appear as a shareholder in our register of members or our branch register maintained by our share transfer agent, Computershare Investor Services, a proxy card for voting those shares will be included with this Proxy Statement. You may direct how your shares are to be voted by completing, signing and returning the proxy card in the enclosed envelope.

If you own shares through a brokerage firm, you may instead receive from your bank or brokerage firm a voting instructions form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a proxy card, you may direct how your shares are to be voted by completing, signing and returning the voting instructions form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

We have requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of our Common Shares and we will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

ELECTION OF DIRECTORS
(Item A on Proxy Card)

Seven nominees are presented for election at the Annual General Meeting to hold office on your Board until the next Annual General Meeting or until their respective successors are elected or appointed or their office is otherwise vacated. All of the nominees are currently members of your Board. Your Board recommends a vote FOR each of the nominees listed on the enclosed proxy card. It is not expected that any of the nominees will become unavailable for election as a Director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board shall recommend.

The name, age, principal occupation and certain other information concerning each nominee is set out below.

Frank Mutch (age 70) has been Chairman of the Board of the Company and its wholly owned subsidiary IPCRe Limited (“IPCRe” and, together with the Company, “IPC”), since January 1, 2006, following the resignation of Joseph C.H. Johnson from such boards effective December 31, 2005, and has been a Director of the Company and IPCRe since 1996. Mr. Mutch was a consultant with the law firm Conyers Dill & Pearman from 1994 to 2000 when he retired from that position, after serving as a partner in that firm from 1981 to 1994.

James P. Bryce (age 57) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a Director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and Senior Vice President — Underwriting (Chief Underwriting Officer) of IPCRe from its inception in 1993 to July 2000. From July 1985 to July 1993, Mr. Bryce served as a director of AIG Reinsurance Services Limited (Hong Kong).

Kenneth L. Hammond (age 59) has been a Director of the Company and IPCRe since March 1, 2004. The appointment of Mr. Hammond was recommended by a non-management Director. Mr. Hammond was President of Attorneys’ Liability Assurance Society (Bermuda) Ltd. (“ALAS”) from 1987 to 1995, and Vice Chairman, President and Chief Executive Officer of ALAS from 1995 to December 2000. He continued as Vice Chairman and Chief Executive Officer of ALAS from 2000 until December 2002, when he retired from that position. From 1987 to 1990, Mr. Hammond was also Managing Director of J.H. Minet in Bermuda. From 1982 to 1986, he served as Senior Vice President and Chief Financial Officer of Trenwick Limited in Bermuda.

Dr. the Honourable Clarence Eldridge James (age 74) has been a Director of the Company and IPCRe since February 1996. Dr. James was Chairman, Government Employees Health Insurance Committee, from 1990 to 1998 and was Chief of Staff of the Bermuda Hospitals Board from 1995 until March 1998, when he retired from that position. From 1984 to 1989, Dr. James served as Minister of Finance of Bermuda.

S. George Cubbon (age 54) has been a Director of the Company and IPCRe since January 1, 2006. Mr. Cubbon has been the President and Chief Executive Officer of American International Company, Limited, AIG’s Bermuda based management company, since January 1, 2005 and from 1981 to 2005 held several officer positions with AIG companies in Bermuda. The appointment of Mr. Cubbon was recommended by Frank Mutch, who at such time was serving as a Director of the Company and IPCRe.

Antony P.D. Lancaster (age 63) has been a Director of the Company since March 17, 2006 and of IPCRe since April 12, 2006. The appointment of Mr. Lancaster was recommended by James P. Bryce. Mr. Lancaster currently serves on the Board of Directors of several insurance companies and other financial institutions. From 1998 to 2002, Mr. Lancaster served as the Chairman and Chief Executive Officer of Groupama Insurance, London.

Peter S. Christie (age 59) has been a Director of the Company since March 17, 2006 and of IPCRe since April 12, 2006. The appointment of Mr. Christie was recommended by Kenneth L. Hammond. Mr. Christie is a principal of Friemann Christie LLC, an independent advisory and strategy consulting firm specializing in the field of insurance and risk related organizations. From 1997 to May 1999, Mr. Christie served as the Vice Chairman of Aon Group Inc., Chicago, a global risk advisory and insurance brokerage firm.

Your Board has determined the following Directors to be “independent” directors under the rules of The Nasdaq Stock Market, Inc. during the time of their service on the Board, based on its conclusion that they have no material relationship with IPC that would interfere with the exercise of their independent judgement: Kenneth L. Hammond, Clarence E. James, Frank Mutch, Antony P.D. Lancaster and Peter S. Christie. Anthony M. Pilling, who passed away on February 21, 2006, also had been determined to be an “independent” director.

Meetings and Committees of the Board

During the year ended December 31, 2005, there were eight meetings of your Board (including regularly scheduled and special meetings). All incumbent Directors that served during such year attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of your Board of which they were a member.

Commencing in July 2004, the independent Directors began meeting alone following each regularly scheduled Board meeting. During 2005, four executive sessions of the independent Directors were held.

Your Board has established five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Nominating Committee.

Audit Committee.  During 2005, the Audit Committee consisted of Messrs. Mutch, Hammond and Pilling and since March 17, 2006, the Audit Committee has been composed of Messrs. Mutch, Hammond, Christie and Lancaster. The Audit Committee is responsible for meeting with the Company’s independent accountants regarding, among other issues, audits and adequacy of the Company’s accounting and control systems. The Audit Committee held four meetings during the year ended December 31, 2005. The Audit Committee is composed entirely of independent Directors.

Mr. Hammond, one of our independent Directors, has been designated by the Board as an “audit committee financial expert,” as defined by applicable rules of the SEC, based on his prior experience as Chief Financial Officer of Trenwick Limited and his experience as President and Chief Executive Officer of ALAS, where he actively supervised ALAS’s principal financial officer. Mr. Mutch, one of our independent Directors, has also been designated by the Board as an “audit committee financial expert,” as defined by applicable rules of the SEC, based on relevant experience acquired during the course of his 20-year legal career advising corporate clients, which required him to regularly review the financial statements of such clients. Since retiring from Conyers, Dill & Pearman in 2000, Mr. Mutch has continued his involvement in business by serving as a director and member of the audit committee of two companies with assets in excess of $1 billion.

Compensation Committee.  During 2005, the Compensation Committee consisted of Messrs. James, Hammond, Mutch and Pilling and since March 17, 2006, the Compensation Committee has been composed of Messrs. James, Hammond, Lancaster and Mutch. The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board, including administering all stock option plans and incentive compensation plans of the Company. The Compensation Committee held three meetings during the year ended December 31, 2005. The Compensation Committee is composed entirely of independent Directors.

Executive Committee.  During 2005, the Executive Committee consisted of Messrs. Joseph C.H. Johnson, Bryce and Mutch and since March 17, 2006, the Executive Committee has been composed of Messrs. Mutch, Bryce and Cubbon. The Executive Committee has the authority to oversee the general business and affairs of the Company to the fullest extent permitted by Bermuda law. The Executive Committee held four meetings during the year ended December 31, 2005.

Investment Committee.  During 2005, the Investment Committee consisted of Messrs. Pilling, Hammond, Johnson and Mutch and since March 17, 2006, the Investment Committee has been composed of Messrs. Cubbon, Christie, Lancaster and Hammond. The Investment Committee is responsible for recommending asset allocations to the Board, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Investment Committee held three meetings during the year ended December 31, 2005.

Nominating Committee.  During 2005, the Nominating Committee consisted of Messrs. Hammond, James, Mutch and Pilling and since March 17, 2006, the Nominating Committee has been composed of Messrs. Hammond, Christie, James and Mutch. The Company has not engaged any third party for the purpose of identifying or evaluating candidates for the Board. The Nominating Committee is composed entirely of independent Directors. Pursuant to its charter, a copy of which is available on our website at http://www.ipcre.bm under “Financial Information — Corporate Governance,” the Nominating Committee is responsible for identifying individuals believed to be qualified to become directors and to recommend such individuals to the Board as nominees to stand for election as Directors at the annual general meeting or to be appointed to fill casual vacancies of the Board. The Nominating Committee held two meetings during the year ended December 31, 2005.

The Nominating Committee will consider nominees recommended by shareholders and will evaluate such nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for Director for consideration by the Nominating Committee for election at the 2007 Annual General Meeting may do so by submitting in writing such nominee’s names, in compliance with the procedures described under “Shareholder Proposals for 2007 Annual Meeting” in this Proxy Statement.

The criteria adopted by the Board to use in evaluating the suitability of all nominees for Director include the following:

•	high personal and professional ethics, values and integrity;

•	education, skill and experience with reinsurance or other businesses and organizations that the Board deems relevant and useful;

•	ability and willingness to serve on any committees of the Board; and

•	ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

Director Compensation

During the year ended December 31, 2005, the Company compensated Directors (other than any Director who was an employee of the Company or IPCRe) in the amount of $12,000 per year and an additional $1,000 per meeting of your Board or any committee thereof, other than the Executive Committee, for which such Directors were compensated in the amount of $500 per meeting attended by such Director. In addition to the fees otherwise paid under the Administrative Services Agreement (as defined herein), the Company paid $50,000 to AICL for Mr. Johnson’s services as Chairman of your Board in 2005.

In 2005, IPCRe compensated Directors (other than any Director who was an employee at the Company or IPCRe) in the amount of $8,000 per year and an additional $500 per meeting of its Board or any committee thereof, other than the Executive Committee, for which such Directors were compensated in the amount of $250 per meeting attended by such Director.

APPOINTMENT OF INDEPENDENT AUDITORS AND
AUTHORIZATION TO SET THEIR COMPENSATION
(Item B on Proxy Card)

The appointment of independent auditors is subject to approval annually by the Company’s shareholders. KPMG has served as the Company’s and IPCRe’s independent auditors since the Annual General Meeting on June 14, 2002. The Audit Committee and the Board have recommended the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2006 and the authorization of the Audit Committee to set the compensation for the independent auditors.

Representatives of KPMG are expected to attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. If approved, KPMG will serve as the Company’s auditor until the Company’s next Annual General Meeting for such compensation as the Audit Committee of your Board shall determine.

Fees to Independent Registered Public Accountants for Fiscal 2005 and 2004

The following table shows information about fees paid by IPC and IPCRe Europe Limited to KPMG for services rendered for the fiscal years ended December 31, 2005 and 2004.

	2005	2004

Audit Fees	$674,393	$705,138
Audit-related Fees(1)	$0	$0
Tax Fees(2)	$7,008	$6,981
All Other Fees(3)	$201,040	$206,366

(1)	Audit-related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the Audit Fees category.

(2)	Tax Fees are fees paid in 2005 in respect of work performed to prepare the Irish corporate tax returns for IPCRe Europe Limited, a wholly-owned subsidiary of IPCRe, for the year ended December 31, 2004.

(3)	All Other Fees are fees related to the Company’s S-3 shelf registration statement (File No. 333-128905) and subsequent offerings and the Company’s S-8 registration statement in respect of the Company’s Stock Option Plan.

The Audit Committee pre-approved estimates in 2005 for all audit services and non-audit services provided to the Company by the independent auditors.

Your Board recommends a vote FOR the appointment of KPMG as the Company’s independent auditor and the authorization of the Audit Committee to set the compensation of the independent auditor.

REVISED PLAN OF REMUNERATION FOR BOARD OF DIRECTORS
(Item C on Proxy Card)

Background

Pursuant to the Bye-Laws of the Company, the remuneration (if any), of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally. Until the Annual General Meeting held on June 16, 2006, the Company and IPCRe will compensate the Directors as described under “Election of Directors (Item A on Proxy Card)” above in this Proxy Statement. Thereafter, IPCRe will no longer provide separate compensation to the Directors.

Your Board believes that it is important that it have the ability to bring onto the Board candidates with qualifications that your Board believes would be beneficial to the Board’s ability to fulfill its duties and to compensate such qualified candidates appropriately. To that end, your Board proposes a Plan of Remuneration for the Board of Directors providing increases from the current level of remuneration as follows:

(1) Effective as of the date of the Annual General Meeting held on June 16, 2006, the members of the Board shall receive, under the Plan of Remuneration for the Board of Directors, as compensation for their services on the Board or any committee thereof the following amounts:

(A) each Director of the Company shall receive a retainer in the amount of $25,000 per year, accruing on a per diem basis,

(B) in addition to the amount pursuant to Clause A, the Chairman of the Board shall receive a retainer in the amount of $50,000 per year, accruing on a per diem basis,

(C) in addition to the amount pursuant to Clause A, the Chairman of the Audit Committee of the Board shall receive a retainer in the amount of $20,000 per year, accruing on a per diem basis,

(D) in addition to the amount pursuant to Clause A, the Chairman of the Compensation Committee of the Board shall receive a retainer in the amount of $15,000 per year, accruing on a per diem basis,

(E) in addition to the amount pursuant to Clause A, the Chairman of the Nominating Committee of the Board shall receive a retainer in the amount of $10,000 per year, accruing on a per diem basis, and

(F) in addition to the amount pursuant to Clause A, the Chairman of the Investment Committee of the Board shall receive a retainer in the amount of $10,000 per year, accruing on a per diem basis.

(2) In addition to the foregoing, each Director (including the Chairman of the Board or any Chairman of any committee of the Board), shall receive the following amounts:

(A) Board of Directors: $1,500 per meeting attended,

(B) Audit Committee: $1,500 per meeting attended,

(C) Compensation Committee: $1,500 per meeting attended,

(D) Executive Committee: $1,500 per fiscal quarter of the Company,

(E) Nominating Committee: $1,500 per meeting attended, and

(F) Investment Committee: $1,500 per meeting attended.

Recommendation and Voting Requirement

Your Board of Directors recommends a vote, and if no instructions are provided in an executed proxy the shares represented thereby will be voted, FOR this proposal.

The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following descriptions summarize certain relationships and the terms of certain of the Company’s agreements. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement (except for the administrative services agreement with AIG Insurance Management Services (Ireland) Ltd.) has been previously filed with the SEC and is listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, a copy of which will be provided upon request. See “Additional Information.”

Overview

The Company was formed in May 1993 through the sponsorship of AIG, a holding company incorporated in Delaware, which through its subsidiaries is primarily engaged in a broad range of insurance, insurance-related activities and financial services in the United States and abroad. AIG purchased 24.4% of the initial share capital of the Company and an option (exercisable in specified circumstances) to obtain up to an additional 10% (on a fully diluted basis, excluding employee stock options) of the share capital of the Company. On December 12, 2001, the Company completed a follow-on public offering, in which 17,480,000 Common Shares were sold at $26.00 per share. Concurrent with the offering, the Company sold 2,847,000 shares in a private placement to AIG at a price equal to the public offering price. Furthermore, AIG exercised its option referred to above, whereby it acquired 2,775,000 shares at an exercise price of $12.7746 per share. Immediately subsequent to the 2001 offering, AIG owned 24.3% of the share capital of the Company. On November 4, 2005, we completed a follow-on public offering in which 11,527,000 Common Shares were sold at $26.25 per share. On the same date, as part of the follow-on public offering, 3,675,000 Common Shares were sold, at a price equal to the public offering price, directly to AIG. Immediately following the 2005 offering, AIG owned 15,397,000 Common Shares (or 24.2% of issued and outstanding shares). Pursuant to a Letter Agreement dated October 31, 2005, we have provided AIG with three demand registration rights covering its existing common share ownership until December 31, 2012. On November 4, 2005, we also completed a public offering, in which 9,000,000 Series A Preferred Shares were sold, with a liquidation preference of $26.25 per share. AIG did not participate in the offering of Series A Preferred Shares.

On April 19, 2006, we announced that AIG notified us that it intended to exercise its demand registration rights to register for sale up to all of the 15,397,000 Common Shares it owns in a public offering, subject to market conditions. On April 27, 2006, we filed an automatically effective omnibus shelf registration statement with the SEC applicable to any such sales (as well as to primary offerings by the Company). The manner, timing and execution of any sale of AIG’s shares is in AIG’s discretion and subject to market conditions and there is no assurance it will occur.

Certain Business Relationships

Since our formation, subsidiaries of AIG have provided administrative, investment management and custodial services to us and IPCRe, and our Secretary and Assistant Secretaries are also officers of subsidiaries and affiliates of AIG. These aspects of AIG’s business relationship with the Company are expected to continue following any such sale. Mr. S. George Cubbon, a Director since January 1, 2006, is President and Chief Executive Officer of American International Company, Limited, AIG’s Bermuda-based management company, and intends to remain on our Board after any such sale referred to above.

Administrative Services.  Our day-to-day administrative and other services are performed by AICL, a wholly-owned subsidiary of AIG, pursuant to an amended and restated administrative services agreement (the “Administrative Services Agreement”). Services and facilities provided pursuant to the Administrative Services Agreement include tax, legal and accounting services, office space in Bermuda, electronic data services and other services required by IPC in the ordinary course of business. The fees payable in connection with such administrative services are equal to 2.5% of the first $500 million of annual gross premiums written, 1.5% of the next $500 million of annual gross premiums written and 1.0% of any additional gross premiums written. The Administrative Services Agreement originally terminated on June 30, 2003 and was, pursuant to its terms, automatically renewed for a three-year term thereafter. The Administrative Services Agreement currently terminates on June 30, 2006 and is automatically renewed thereafter for successive three-year terms unless prior written notice to terminate is delivered by or to AICL at least 180 days prior to the end of such three-year term. It was decided not to give written notice, and the Company and AICL are currently renegotiating certain terms and services provided under the Administrative Services Agreement. Fees payable for such administrative services totaled $11.9 million for the year ended December 31, 2005. In addition to such fees, IPC paid $50,000 to AICL for Mr. Johnson’s services as Chairman of the Board for the year ended December 31, 2005. Mr. Johnson was, until December 31, 2005, Chairman of AICL.

IPCRe Europe Limited is party to an agreement with AIG Insurance Management Services (Ireland) Ltd. (“AIMS”), an indirect wholly-owned subsidiary of AIG, under which AIMS provides administrative services for an annual fee of approximately $50,000 per annum.

Investment Management Services.  AIG Global Investment Corp. (Ireland) Ltd. (“AIGIC”), an indirect wholly-owned subsidiary of AIG, provides investment management services to IPC. AIGIC manages our investment portfolio, subject to our investment guidelines, pursuant to an investment advisory agreement (the “Investment Management Agreement”). The Investment Management Agreement has an open term and may be terminated by either party on 30 days’ prior written notice. We pay AIGIC different levels of monthly fees, which are based on the month-end market values of our various investment portfolios managed by AIGIC (fixed income and money market instruments, U.S. equities, global equities and hedge funds). The advisory fee totaled $2.37 million for the year ended December 31, 2005. Due to the overall advisory fee paid to AIGIC, IPC receives a rebate (approximately $2.33 million in 2005) on the underlying management fees charged by AIG/Sun America to manage two equity funds in which we invest. The performance of AIGIC under the Investment Management Agreement is reviewed periodically by your Board. AIGIC has entered into a Sub-Advisory Agreement with AIG Global Investment Corp. Ltd. (Europe) (“AIGIC (Europe)”), an indirect wholly-owned subsidiary of AIG, pursuant to which AIGIC (Europe) advises AIGIC on the management of IPC’s investment portfolio.

Custodial Services.  AIG Global Investment Trust Services Limited (“AIGITS”), an indirect wholly-owned subsidiary of AIG based in Ireland, provides custodial services to us pursuant to a custodial agreement (the “Custodial Agreement”). The Custodial Agreement provides for an annual fee of 0.04% of the market value of the portfolio plus reimbursement of reasonable out-of-pocket expenses, including, but not limited to, legal fees. The Custodial Agreement has an open term and may be terminated by us or by AIGITS on 90 days’ prior written notice. Fees incurred under the Custodial Agreement were $781,000 for the year ended December 31, 2005.

Underwriting Services.  The Company’s subsidiary, IPCRe Underwriting Services Limited (“IPCUSL”), entered into an underwriting agency agreement with Allied World Assurance Company, Ltd (“AWAC”), a multi-line insurance and reinsurance company. AWAC is a wholly-owned subsidiary of Allied World Assurance Holdings, Ltd, in which AIG holds a 23.3% ownership interest. Under the agreement, IPCUSL underwrites, on an exclusive basis, property catastrophe treaty reinsurance written by AWAC. IPCUSL receives an agency commission of 6.5% of gross premiums written. The agency commission earned during the year ended December 31, 2005 was approximately $5.2 million. These underwriting services will be terminated effective November 30, 2007.

Transactions in the Ordinary Course of Business with Shareholders

We have assumed premiums from companies affiliated with a shareholder of the Company. Premiums assumed from subsidiaries of AIG were approximately $44.3 million for the year ended December 31, 2005. Premiums ceded to a subsidiary of AIG during the same period were approximately $1.5 million.

BENEFICIAL OWNERSHIP OF COMMON SHARES

The table below sets forth certain information as of April 25, 2006 (unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company, based on filings made by such person under Section 13(d) and Section 13(g) of the Exchange Act, to own beneficially more than 5% of the outstanding Common Shares, each person currently serving as a Director of the Company, each nominee for Director, the Chief Executive Officer, each of the three most highly compensated executive officers of the Company other than the Chief Executive Officer (the “Named Executive Officers”) and all Directors and executive officers as a group.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership(1)		Percent(2)

American International Group, Inc.	15,397,000	(3)	24.2%
70 Pine Street New York, New York 10270
Pzena Investment Management, LLC	5,697,460	(4)	8.95%
120 West 45th Street, 34th Floor New York, New York 10036
FMR Corp.	5,305,477	(5)	8.34%
82 Devonshire Street Boston, Massachusetts 02109
Mac-Per-Wolf Company	4,327,395	(6)	6.80%
311 S. Wacker Dr., Suite 6000 Chicago, Illinois 60606
Janus Capital Management LLC	4,299,424	(7)	6.76%
151 Detroit Street Denver, Colorado 80206
JP Morgan Chase & Co.	4,043,555	(8)	6.35%
270 Park Avenue New York, New York 10017
Franklin Resources, Inc.	3,412,248	(9)	5.36%
One Franklin Parkway San Mateo, California 94403-1906
James P. Bryce	186,904	(10)	*
Kenneth L. Hammond	—		*
Dr. the Honourable Clarence Eldridge James	—		*
Frank Mutch	2,000		*
Peter J.A. Cozens	54,199	(11)	*
Stephen F. Fallon	65,538	(12)	*
John R. Weale	87,506	(13)	*
All Directors and executive officers as a group	396,147		*

*	Less than 1% of the issued and outstanding Common Shares.

(1)	In accordance with the rules of the SEC, a person is deemed to have “beneficial ownership” of Common Shares that such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person’s holdings have been calculated assuming full exercise of outstanding options exercisable by such person within 60 days, but not the exercise of options held by any other person. All amounts listed represent sole investment and voting power unless otherwise indicated.

(2)	Based on 63,606,290 Common Shares issued and outstanding at March 31, 2006.

(3)	Reflects information reported in Amendment No. 5, filed April 20, 2006, to a Schedule 13D, in which AIG signals its intention to exercise its demand registration rights to register for sale up to all of the 15,397,000 Common Shares it owns in a public offering, subject to market conditions. See “Certain Relationships and

Related Transactions” in this Proxy Statement. According to information reported in the Schedule 13D, AIG had the following dispositive powers with respect to Common Shares: (a) sole voting power: 15,397,000; (b) shared voting power: none; (c) sole dispositive power: 15,397,000; and (d) shared dispositive power: none.

(4)	According to information reported in the Schedule 13G/A filed on February 14, 2006, Pzena Investment Management, LLC had the following dispositive powers with respect to Common Shares: (a) sole voting power: 4,633,607; (b) shared voting power: none; (c) sole dispositive power: 4,633,607; and (d) shared dispositive power: none.

(5)	According to information in the Schedule 13G filed on January 10, 2006, FMR Corp. had the following dispositive powers with respect to Common Shares: (a) sole voting power: 119,996; (b) shared voting power: none; (c) sole dispositive power: 5,305,477; and (d) shared dispositive power: none. FMR Corp. is a parent holding company that holds sole voting and dispositive voting power for Common Shares held by three subsidiaries, one of whom, Fidelity Low Priced Stock Fund (an investment company registered under the Investment Company Act of 1940), held 3,998,600 shares or 6.287% of our total issued and outstanding Common Shares at March 31, 2006.

(6)	According to information reported in the Schedule 13G filed on February 15, 2006, Mac-Per-Wolf Company (“Mac-Per-Wolf”) is the majority owner of Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”), an investment advisor furnishing investment advice to various investment companies. Mac-Per-Wolf had the following dispositive powers with respect to Common Shares: (a) sole voting power: 27,971; shared voting power: 4,299,424; (c) sole dispositive power: 27,971; and (d) shared dispositive power: 4,299,424. The shared voting and dispositive powers are held by Perkins Wolf and may also be aggregated within filings submitted by Janus Capital Management LLC, a minority owner of Perkins Wolf.

(7)	According to information reported in the Schedule 13G dated February 14, 2006, Janus Capital Management LLC (“Janus”) is a minority owner of Perkins Wolf. As a result of its role as an investment advisor, Perkins Wolf may be deemed to the beneficial owner of 4,299,424 shares held by managed portfolios. Janus had the following dispositive powers with respect to Common Shares: (a) sole voting power: none; (b) sole dispositive power: none; (c) shared voting power: 4,299,424; and (d) shared dispositive power: 4,299,424. The holdings may also be aggregated within filings submitted by Mac-Per-Wolf, the majority owner of Perkins Wolf.

(8)	According to information reported in the Schedule 13G filed on February 10, 2006, on behalf of JP Morgan Chase & Co. and its subsidiaries Chase Manhattan Bank USA, National Association, JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc. and JPMorgan Investment Advisors Inc., JP Morgan had the following dispositive powers with respect to Common Shares: (a) sole voting power: 3,172,440; (b) shared voting power: 819,065; (c) sole dispositive power: 3,227,490; and (d) shared dispositive power: 815,365.

(9)	According to information reported in the Schedule 13G filed on February 7, 2006, Franklin Resources, Inc. had the following dispositive powers with respect to Common Shares: (a) sole voting power: 3,412,248; (b) shared voting power: none; (c) sole dispositive power: 3,412,248; and (d) shared dispositive power: none.

(10)	Includes 324 Common Shares that are held by the IRA trustee for Mr. Bryce’s wife, for which Mr. Bryce disclaims beneficial ownership, and 97,500 Common Shares issuable upon the exercise of options.

(11)	Includes 27,500 Common Shares issuable upon the exercise of options.

(12)	Includes 23,750 Common Shares issuable upon the exercise of options.

(13)	Includes 72,750 Common Shares issuable upon the exercise of options.

EXECUTIVE OFFICERS

The executive officers of the Company and IPCRe are elected by and serve at the discretion of your Board. The name, age, principal occupation and certain other information regarding the current executive officers of the Company and IPCRe as of March 31, 2006 were as follows:

James P. Bryce (age 57) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a Director of the Company and IPCRe since June 6, 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and was Senior Vice President — Underwriting (Chief Underwriting

Officer) of IPCRe from its inception in 1993 to July 2000. Between November 1992 and June 1993, Mr. Bryce was a Vice President in the Reinsurance Division of AIG Europe (UK) Limited in London; between December 1990 and November 1992, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Hong Kong). From July 1985 to November 1990, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Tokyo), and from July 1985 to July 1993, Mr. Bryce served as a director of AIG Reinsurance Services Limited (Hong Kong).

Peter J.A. Cozens (age 58) was appointed Senior Vice President of the Company and IPCRe on February 10, 2004, having served as Vice President of IPCRe since March 1995. From June 1993 to March 1995, Mr. Cozens was the London representative of IPC. Mr. Cozens previously served from September 1981 to May 1993 as Group Non-Marine Underwriter of the English & American Group, and from August 1963 to August 1981 with the Sir Philip D’Ambrumenil Syndicate at Lloyd’s, where his responsibilities were those of Deputy Treaty Underwriter.

Stephen F. Fallon (age 49) was appointed Senior Vice President of the Company on February 10, 2004, having served as Senior Vice President of IPCRe since December 2001. From October 1997 to December 2001, Mr. Fallon served as Vice President of IPCRe. From June 1996 through October 1997, Mr. Fallon was a Senior Vice President of Folksamerica Reinsurance Company, and from November 1985 to June 1996, Mr. Fallon was a Senior Vice President and Director of Christiania General Insurance Corporation of New York.

John R. Weale (age 47) was appointed Senior Vice President and Chief Financial Officer of the Company and IPCRe on February 19, 2002. Since July 1996, Mr. Weale had served as Vice President and Chief Financial Officer of the Company and IPCRe. Prior to joining IPC, Mr. Weale spent over 13 years with AICL in Bermuda, serving in a variety of positions, the most recent being Vice President — Offshore Management Services.

EXECUTIVE COMPENSATION

The following table sets forth, in summary form, compensation for all services rendered in all capacities to the Company and IPCRe for the years ended December 31, 2005, 2004 and 2003, respectively, by the Chief Executive Officer of the Company and IPCRe and by the Named Executive Officers. Positions listed in the table set forth below are held with both the Company and IPCRe.

	Summary Compensation Table
					Long-term
		Annual Compensation			Compensation Awards
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation(1)	Units(2)	Options	Compensation
Name and Principal Position	Year	$	$	$	$	#	$

James P. Bryce	2005	575,000	250,000	189,301	445,167	40,000	48,750	(3)
President & Chief	2004	500,000	275,000	160,818	1,006,250	40,000	45,000	(3)
Executive Officer	2003	445,000	275,000	158,035	629,800	30,000	32,000	(3)
Stephen F. Fallon	2005	339,000	170,000	182,011	199,632	25,000	36,975	(4)
Senior Vice President	2004	295,000	200,000	167,687	452,813	25,000	34,750	(4)
	2003	268,000	200,000	152,207	314,900	20,000	33,400	(4)
Peter J.A. Cozens	2005	339,500	170,000	185,897	197,502	25,000	20,000	(5)
Senior Vice President	2004	295,000	200,000	182,738	342,125	25,000	20,000	(5)
	2003	259,500	200,000	181,440	236,175	15,000	20,000	(5)
John R. Weale	2005	290,800	130,000	137,910	147,105	25,000	34,540	(4)
Senior Vice President &	2004	253,000	150,000	134,647	342,125	25,000	32,650	(4)
Chief Financial Officer	2003	230,000	150,000	145,857	236,175	15,000	31,500	(4)

(1)	Other annual compensation includes amounts in respect of reimbursement for certain travel expenses, property management expenses, housing allowances, utilities, club dues, cost of living allowances and education expenses for the fiscal years ended 2005, 2004 and 2003. The housing allowance paid to Mr. Bryce in the fiscal years ended 2005, 2004 and 2003 was, $97,375; $87,654; and $83,268, respectively. The housing allowance paid to Mr. Fallon in the fiscal years ended 2005, 2004 and 2003 was $89,125; $79,185; and $68,500 respectively. The housing allowance paid to Mr. Cozens for the fiscal years ended 2005, 2004 and 2003 was,

$108,875; $104,268; and $112,113, respectively. The housing allowance paid to Mr. Weale for the fiscal years ended 2005, 2004 and 2003 was, $67,125; $70,375; and $73, 250, respectively. The cost of living allowance paid to Mr. Bryce in the fiscal years ended 2005, 2004 and 2003 was $63,312; $64,680; and $64,620, respectively. The cost of living allowance paid to Mr. Fallon in the fiscal years ended 2005, 2004 and 2003 was $65,388; $66,972; and $62,076, respectively. The cost of living allowance paid to Mr. Cozens in the fiscal years ended 2005, 2004 and 2003 was $69,324; $70,580; and $64,344, respectively. The cost of living allowance paid to Mr. Weale in the fiscal years ended 2005, 2004 and 2003 was $54,996; $55,992; and $52,356, respectively.

(2)	Each Restricted Stock Unit (“RSU”) represents the right to receive one newly-issued, fully paid and non-assessable Common Share of the Company at a future date. Each award vests at a rate of 25% on the dates specified in the award agreement in each of the first through fourth years following the year of the grant. The amount shown represents the value of the award, calculated by multiplying the number of units granted by the closing market price of the Company’s common stock on the date of the grant. Portions of the award not vested may be subject to forfeiture under certain conditions and dividends are not paid on unvested RSUs. In 2005, Messrs. Bryce, Fallon, Cozens and Weale were granted RSUs of 10,698; 4,802; 4,802; and 3,530 respectively. The number and aggregate value of all RSU grants at December 31, 2005, based on the closing market price per share of our Common Shares at such date of $27.38, for each of the Named Executive Officers was as follows: Mr. Bryce had 39,448 RSUs with a value of $1,080,086; Mr. Fallon had 18,240 RSUs with a value of $499,398; Mr. Cozens had 14,927 RSUs with a value of $408,701; and Mr. Weale had 13,655 RSUs with a value of $373,874.

(3)	Represents employer contributions pursuant to a deferred compensation agreement and the IPCRe Supplementary Executive Retirement Plan. See “Executive Compensation — Pension Benefits.”

(4)	Represents employer contributions to the IPCRe Defined Contribution Retirement Plan and the IPCRe Supplementary Executive Retirement Plan. See “Executive Compensation — Pension Benefits.”

(5)	Represents employer contributions to the IPCRe Supplementary Executive Retirement Plan. See “Executive Compensation — Pension Benefits.”

Special Retention Agreements

In January 2006, Messrs. Cozens, Fallon and Weale (as well as selected other employees of the Company) entered into special retention agreements with the Company. These agreements were designed by the Company to retain its key personnel in response to the increased demand for qualified officers and employees occasioned by the establishment in 2005 of a number of Bermuda based competitors to the Company following Hurricane Katrina. In general, the agreements reference a base salary increase effective January 1, 2006 and provide for incentives (special retention bonuses) which are calculated as a percentage of base salary, to such executive officers and selected other employees to remain employed with the Company through January 31, 2007. If any such executive officer or such other selected employee wishes to terminate his employment during the retention period, he must provide advance notice of termination, generally 180 days. The special retention agreements also contain requirements with respect to the officer’s or employee’s obligations to the Company in respect of proprietary information and competitive activities.

Stock Option Plan

The Company currently maintains the IPC Holdings, Ltd. Stock Option Plan (the “Option Plan”) that provides for the issuance of Common Shares to officers and other employees.

The following table sets forth information concerning awards of stock options under the Company’s Option Plan made to the Company’s Chief Executive Officer and to the Named Executive Officers during the year ended December 31, 2005.

Option Grants in 2005

	Individual Grants
	Number of				Potential Realizable
	Common				Value at Assumed
	Shares	Percent of			Annual Rate of
	Underlying	Total Options	Exercise or		Common Share Price
	Options	Awarded to	Base Price		Appreciation for
	Granted	Employees in	per Share	Expiration	Option Term
Name	(#)	Fiscal 2005	($/Sh)	Date(1)	5%($)	10%($)

James P. Bryce	40,000	23.7%	$43.03	January 3, 2015	$1,082,453	$2,743,150
Stephen F. Fallon	25,000	14.8%	43.03	January 3, 2015	676,533	1,714,468
Peter J.A. Cozens	25,000	14.8%	43.03	January 3, 2015	676,533	1,714,468
John R. Weale	25,000	14.8%	43.03	January 3, 2015	676,533	1,714,468

(1)	The options listed above were granted on January 3, 2005. All options vest at a rate of 25% on each of the first through fourth anniversaries of the date of grant for as long as the employee remains employed by the Company. Options become exercisable once vested.

The following table sets forth information concerning the aggregated option exercises in IPC’s last fiscal year and the number of unexpired stock options outstanding at December 31, 2005 and the value of any unexercised in-the-money stock options at such time held by the Chief Executive Officer of the Company and by the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Option Values at December 31, 2005

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-money Options
	Shares Acquired	Value	Options at Fiscal Year-End	at Fiscal Year-End
	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable(1)
Name	(#)	($)	(#)	($)

James P. Bryce	5,000	$105,000	61,250/93,750	$0/0
Stephen F. Fallon	76,750	1,258,734	0/60,000	0/0
Peter J.A. Cozens	11,250	156,267	6,250/56,250	0/0
John R. Weale	0	0	51,500/56,250	152,160/0

(1)	Aggregate market value is based on the closing sale price of $27.38 per Common Shares on December 31, 2005, less the aggregate exercise price.

Pension Benefits

Mr. Bryce.  Pursuant to an individual pension arrangement with IPCRe, Mr. Bryce is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 0.925% of covered compensation plus 1.425% of average final compensation in excess of covered compensation multiplied by his years of credited service from April 1, 1985 (the date from which Mr. Bryce’s credited service had previously been calculated under the AIG Retirement Plan in which he participated until December 1, 1995). Covered compensation is equal to 150% of the average of the Social Security taxable wage bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which Mr. Bryce will attain Social Security retirement age (currently age 65). At December 31, 2005, Mr. Bryce’s covered compensation was $90,090. Covered compensation pursuant to Mr. Bryce’s pension arrangement with IPCRe increases each year as Social Security taxable wage bases increase. Average final compensation is defined as his highest average base pay for any three consecutive years in the 10-year period prior to his attaining age 65. Mr. Bryce had 20.75 years of credited service at December 31, 2005.

The following table shows the estimated annual retirement benefits that would be payable to Mr. Bryce assuming normal retirement (age 65). There will be no offset applied against the benefit amount, except that benefits under this plan will be reduced by $17,941 of annual benefits Mr. Bryce will receive under the AIG Retirement Plan referred to above (but not by amounts received under the deferred compensation arrangement described in the next paragraph).

Bryce Pension Plan Table

	Years of Credited Service
Remuneration	15	20	25	30	35

$125,000	$20,194	$26,925	$33,656	$40,388	$47,119
150,000	25,538	34,050	42,563	51,075	59,588
175,000	30,881	41,175	51,469	61,763	72,056
200,000	36,225	48,300	60,375	72,450	84,525
225,000	41,569	55,425	69,281	83,138	96,994
250,000	46,913	62,550	78,188	93,825	109,463
300,000	57,600	76,800	96,000	115,200	134,400
400,000	78,975	105,300	131,625	157,950	184,275
450,000	89,663	119,550	149,438	179,325	209,213
500,000	100,350	133,800	167,250	200,700	234,150

Mr. Bryce has also entered into a deferred compensation arrangement with IPCRe pursuant to which Mr. Bryce may defer a portion of his salary and IPCRe will contribute a matching amount equal to the lesser of 5% of his salary or the maximum allowable deferral permitted by Section 402(g) of the Code (which was $14,000 in 2005) with respect to plans established under Section 401(k).

Mr. Cozens.  Pursuant to an individual pension arrangement with IPCRe, Mr. Cozens is entitled to a lifetime annual benefit, payable monthly, commencing upon his attaining age 65. The annual amount of such benefit will equal 1.67% of Mr. Cozens’ base pay for the twelve months prior to his attaining age 65 multiplied by his years of credited service from April 1, 1995. Compensation under Mr. Cozens’ pension arrangement only includes base pay. Mr. Cozens had 10.75 years of credited service at December 31, 2005.

The following table shows the estimated annual retirement benefits that would be payable to Mr. Cozens assuming normal retirement (age 65). There will be no offset applied against the benefit amount.

Cozens Pension Plan Table

	Years of Credited Service
Remuneration	15	20	25	30	35

$125,000	$31,313	$41,750	$52,188	$62,625	$73,063
150,000	37,575	50,100	62,625	75,150	87,675
175,000	43,838	58,450	73,063	87,675	102,288
200,000	50,100	66,800	83,500	100,200	116,900
225,000	56,363	75,150	93,938	112,725	131,513
250,000	62,625	83,500	104,375	125,250	146,125
300,000	75,150	100,200	125,250	150,300	175,350
400,000	100,200	133,600	167,000	200,400	233,800
450,000	112,725	150,300	187,875	225,450	263,025
500,000	125,250	167,000	208,750	250,500	292,250

Defined Contribution Retirement Plan.  Messrs. Weale and Fallon have been eligible to participate in the IPCRe Defined Contribution Retirement Plan since January 1, 1997 and May 1, 1998, respectively. Pursuant to this plan, which is not intended to qualify for tax-favoured treatment under the Code, each participant defers 5% of his salary (as determined each year) and IPCRe contributes a matching amount. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in both their own and IPCRe’s contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

Supplemental Executive Retirement Plan.  IPCRe has a supplemental executive retirement plan (“SERP”) for the purpose of providing certain retirement benefits to IPCRe’s executive officers and other corporate officers approved by IPCRe’s Board. Pursuant to this plan, IPCRe contributes 10% of the participant’s salary each year that the plan is in effect, subject to a maximum annual contribution per participant of $20,000. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in IPCRe’s contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of your Board has responsibility to review and to recommend to your Board the compensation of the Company’s officers. No executive officer or other employee of the Company served as a member of the Compensation Committee or as a member of the compensation committee of any company where an executive officer of such company is a member of the Compensation Committee.

Compensation Committee Report on Executive Compensation

The following report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

During 2005, the Compensation Committee of your Board was composed entirely of independent Directors.

The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board, including administering any stock option plans and incentive compensation plans of the Company. The Compensation Committee’s objectives in determining compensation are to ensure that the Company has compensation programs and policies that:

•	attract and retain experienced and talented personnel,

•	maximize shareholder value over the long term, and

•	align the financial interests of management with those of the Company’s shareholders.

The Company’s compensation program is structured to support the human resources requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with reinsurance companies worldwide, although primarily with companies based in Bermuda, North America and the United Kingdom.

Each executive officer’s total compensation is reviewed at least annually and is generally comprised of five components: base salary, an annual cash bonus, certain expense allowances, stock option awards and restricted stock awards. In order to remain competitive with the market, the Compensation Committee reviews the Company’s compensation programs as needed. In determining the amount and type of compensation awarded to each executive officer, the Compensation Committee does not apply any specific formula. The Compensation Committee determines the level of compensation and incentive awards based on a number of factors, including:

•	the Company’s financial performance,

•	the Company’s combined loss and expense ratio,

•	the maintenance of the A (Excellent) rating from A.M. Best Company,

•	the maintenance of the A rating from Standard & Poor’s,

•	the executive’s individual performance, and

•	the level of competitive activity for the services of experienced and talented people in the reinsurance industry.

The Compensation Committee continues to believe that the financial success and exceptional performance of the Company has been largely attributable to the effectiveness and leadership of its President and Chief Executive Officer and senior management. Specifically, the Company’s President and Chief Executive Officer, James P. Bryce, was granted an increase in base salary from $500,000 in 2004 to $525,000 per annum for 2005, which was subsequently increased to $625,000 at July 1, 2005, and a cash bonus of $250,000. In addition, Mr. Bryce was granted options to purchase 40,000 Common Shares of the Company effective January 3, 2005, 25% of which became exercisable on January 3, 2006, and 25% of which will become exercisable on each of January 3, 2007, January 3, 2008 and January 3, 2009. Mr. Bryce was also granted 6,250 RSUs, 25% of which vested on January 3, 2006, and 25% of which will vest on each of January 3, 2007, January 3, 2008 and January 3, 2009 plus 4,448 RSUs, 25% of which will vest on each of July 1, 2006, July 1, 2007, July 1, 2008 and July 1, 2009. Before recommending to the full Board Mr. Bryce’s total compensation for 2005, the Compensation Committee considered all of the factors described above, including his effective leadership and representation of the Company and the Company’s cumulative earnings to date. All of these factors were considered in light of a year in which the industry experienced numerous challenges and a record level of losses from natural disasters worldwide.

C.E. James (Chairman)
K.L. Hammond
F. Mutch
A.P.D. Lancaster

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The role of the Audit Committee is to assist the Board in its oversight of IPC’s financial reporting process. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by the applicable listing standards of The Nasdaq Stock Market, Inc.

The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on April 20, 2004. A copy of the Charter of the Audit Committee is available on our website at http://www.ipcre.bm under “Financial Information — Corporate Governance.” As set forth in the Audit Committee’s Charter, the management of IPC is responsible for the preparation, presentation and integrity of IPC’s financial statements, IPC’s accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing IPC’s financial statements, reviews of IPC’s quarterly financial statements, annually auditing management’s assessment of the effectiveness of internal controls over financial reporting and other procedures. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to IPC is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in IPC’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the SEC.

K.L. Hammond (Chairman)
F. Mutch
P.S. Christie
A.P.D. Lancaster

Performance Graph

The following graph shows the cumulative total return, including reinvestment of dividends, on the Common Shares compared to such return for Standard & Poor’s 500 Composite Stock Price Index (“S&P 500”), and SNL Securities’ Insurance Index — Property and Casualty (“SNL Property & Casualty”) for the period beginning on December 31, 2000 and ending on December 31, 2005, assuming $100 was invested on December 31, 2000. Each measurement point on the graph represents the cumulative shareholder return as measured by the last reported sale price at the end of each quarter during the relevant period.

TOTAL RETURN PERFORMANCE

	Period Ending
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
IPC Holdings, Ltd.	100.00	141.91	151.21	190.55	217.94	140.38
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
SNL Property & Casualty	100.00	99.78	93.59	115.80	126.93	138.75

SHAREHOLDER COMMUNICATION

Shareholders may communicate directly with members of the Board by writing to the Board, as a group or individually, at the executive offices of the Company. Except as provided below, if any written communication is received by the Company and addressed to: The Board of Directors of IPC Holdings, Ltd., any committee of the Board or one or more named Directors (or addressed to the Secretary of the Company with a request to be forwarded to one or more members of the Board), the Secretary of the Company shall be responsible for promptly forwarding the correspondence to the appropriate Board member(s). Obvious marketing materials or other general solicitations will not be forwarded. The Board will generally respond in writing, or cause the Company to respond, to bona fide shareholder communications that express legitimate concerns or questions about IPC.

The Company’s policy on Directors attending the Annual General Meeting is that all Directors should be invited but are not required to attend. Messrs. Bryce, Johnson and Mutch attended the 2005 Annual General Meeting.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL GENERAL MEETING

If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2007 Annual General Meeting or propose a nominee for the Board, please send it to the Secretary, IPC Holdings, Ltd., 29 Richmond Road, Pembroke HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than December 29, 2006 to be eligible for inclusion in the 2007 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2007 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely if the Company is not notified of such proposal by March 17, 2007. In that case, the proxies solicited by your Board will confer discretionary authority on the persons named in the accompanying form of proxy to vote on that proposal as they see fit.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $5,000, plus out-of-pocket expenses.

OTHER MATTERS

Other than the approval of the minutes from the 2005 Annual General Meeting and the February 21, 2006 Special General Meeting, your Board does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such Directors, executive officers and shareholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our Directors, executive officers and shareholders were complied with during fiscal 2005.

ADDITIONAL INFORMATION

The Company will furnish, without charge to any shareholder, a copy of the Company’s Annual Report on Form 10-K (including the financial statements and financial schedules incorporated therein by reference to the Company’s Annual Report to Shareholders) for the year ended December 31, 2005, filed with the SEC. A copy of such report may be obtained upon written request to the Company at 29 Richmond Road, Pembroke HM 08, Bermuda, Attention: Malcolm Furbert, Secretary. Each such request must include a representation that, as of March 31, 2006, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. The Annual Report on Form 10-K, and all of the Company’s filings with the SEC, can be accessed through our website at http://www.ipcre.bm under “Financial Information.” As permitted by the SEC’s rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

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IPC HOLDINGS, LTD. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 !123456564525!

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☐  Mark this box with an X if you have made changes to your name or address details above.

ANNUAL GENERAL MEETING PROXY CARD

A  ELECTION OF DIRECTORS

1. Item A — Election of Nominees: to elect Directors of the Company to hold office until the Company’s next Annual General Meeting of Shareholders or until their successors are elected or appointed or their office is otherwise vacated.

	FOR	WITHHOLD

01 — Frank Mutch	☐	☐
02 — James P. Bryce	☐	☐
03 — Peter S. Christie	☐	☐
04 — S. George Cubbon	☐	☐
05 — Kenneth L. Hammond	☐	☐
06 — Dr. the Honourable Clarence Eldridge James	☐	☐
07 — Antony P.D. Lancaster	☐	☐

To cumulate votes, place the number of votes for a Director on the line next to such Director’s name.

B  ISSUES

The Company recommends that shareholders vote FOR each of the proposals below.

		FOR	AGAINST	ABSTAIN

2.	Item B — Appointment and Remuneration of Independent Auditors: to appoint the firm of KPMG as the Company’s independent auditors to serve until the Company’s next Annual General Meeting of Shareholders and to authorize the Audit Committee to set the compensation for the Company’s independent auditors.	☐	☐	☐
3.	Item C — Approval of revised Plan of Remuneration of the Board of Directors.	☐	☐	☐

C	AUTHORIZED SIGNATURES — SIGN HERE — THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE:  Please sign your name or names exactly as it appears on your share certificate(s). When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your full title as such. For joint accounts, all co-owners should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1UPX HHH PPPP 005039

PROXY — IPC HOLDINGS, LTD.

Meeting Details

PROXY SOLICITED BY BOARD OF DIRECTORS OF IPC HOLDINGS, LTD. (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2006 (THE “ANNUAL GENERAL MEETING”) AT THE AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE, BERMUDA

The undersigned shareholder of the Company hereby appoints Frank Mutch or, failing him, James P. Bryce, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company (“Common Shares”) held of record on March 31, 2006 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.